Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

AAC Holdings, Inc.

Brentwood, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 12, 2015, relating to the consolidated financial statements of The Oxford Centre, Inc. appearing in Amendment No. 1 to the Current Report on Form 8-K/A of AAC Holdings, Inc. dated October 23, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Nashville, Tennessee

November 10, 2015